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                                                                     EXHIBIT 4.1

                             SUPPLEMENTAL INDENTURE

                                       OF

                                    GUARANTOR

         THIS SUPPLEMENTAL INDENTURE dated as of August 16, 2002 is delivered pursuant to Section 10.04 of the Indenture dated as of November 15, 1996 (as heretofore or hereafter modified and supplemented and in effect from time to time, the "Indenture") among LAMAR MEDIA CORP., a Delaware corporation, (formerly Lamar Advertising Company) certain of its subsidiaries ("Guarantors") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, as Trustee ("Trustee") (all terms used herein without definition having the meanings ascribed to them in the Indenture).

         The undersigned hereby agree that:

         1. The undersigned is a Guarantor under the Indenture with all of the rights and obligations of a Guarantor thereunder.

         2. The undersigned hereby grants, ratifies and confirms the guarantee provided for by Article Ten of the Indenture to guarantee unconditionally, jointly and severally with the other Guarantors, to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable.

         3. The undersigned hereby represents and warrants that the representations and warranties set forth in the Indenture, to the extent relating to the undersigned as Guarantor, are correct on and as of the date hereof.

         4. All notices, requests and other communications provided for in the Indenture should be delivered to the undersigned at the address specified in
Section 12.02 of the Indenture.

         5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the Indenture.

         6. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.


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         IN WITNESS WHEREOF, the undersigned have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.

                                        Guarantor:
                                        Washington Logos, L.L.C.,
                                        a Washington limited liability company

                                        By: Interstate Logos, L.L.C.
                                        Its: Managing Member

                                        By: Lamar Media Corp.
                                        Its: Managing Member


                                        By: /s/ Keith A. Istre
                                           -------------------
                                           Keith A. Istre
                                           Vice President - Finance and
                                           Chief Financial Office

Attest:

By: /s/ James R. McIlwain
    ------------------------
James R. McIlwain, Secretary

Accepted:

STATE STREET BANK AND TRUST
    COMPANY, as Trustee

By: /s/ Andrew M. Sinasky
    --------------------------
Title: Assistant Vice President
       ------------------------

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